Exhibit 10.33

新心医疗器械（北京）有限公司

SynCardia Medical (Beijing),Inc.

与

With

皮卡德医疗有限公司

Picard Medical, Inc.

滨州泰阁拾贝创业投资合伙企业（有限合伙）

Binzhou Taige Shibei Venture Capital LLC

之

Of

增资协议

Capital Increase Agreement

2023 年 7 月 2 日

July 2, 2023

目录

第一条 增资	7
Article I	7
Capital Increase	7

第二条 增资的交割	9
Article II	9
Delivery of Capital Increase	9

第三条 投资方的陈述与保证	11
Article III	11
Representations and Warranties of the Investor	11

第四条 公司的陈述与保证	11
Article IV	11
Representations and Warranties of the Company	11

第五条 反稀释条款	12
Article V	12
Anti-Dilution Provisions	12

第六条 优先买断条款	13
Article VI	13
First Buyout Clause	13

第七条 交割的先决条件	13
Article VII	13
Conditions precedent to delivery	13

i

第八条 保密和排他性	14
Article VIII	14
Confidentiality and exclusivity	14

第九条 协议的补充、修改、变更和解除	15
Article IX	15
Supplements, amendments, modifications and cancellation of the agreement	15

第十条 违约责任	16
Article X	16
Liability for breach of contract	16

第十一条 不可抗力	17
Article XI	17
Force Majeure	17

第十二条 法律适用和争议解决	18
Article XII	18
Application of Law and Dispute Resolution	18

第十三条 附则	19
Article XIII	19
By-Laws	19

ii

增资协议

Capital Increase Agreement

本《增资协议》（“本协议”）由以下各方于 2023 年 7 月 2 日在中华人民共和国（“中国”）【北京】市签署：

This “Investment Agreement” (the “Agreement”) is signed by the following parties in Beijing, the People’s Republic of China (“China”) on July 2, 2023

甲方：新心医疗器械（北京）有限公司（“新心医疗（北京）或公司”），现有股东(截止 2022 年 6 月 日)

Party A：SynCardia Medical (Beijing), Inc existing shareholder, as of July 2, 2023

甲方一：中投同和（北京）投资基金管理股份有限公司

Party A I：CICH (Beijing) Investment Fund Management Co. (“CICH”)

统一社会信用代码：9111010830674968XL

USCC：9111010830674968XL

甲方二：朱金虎

Party A II：Jinhu Zhu

身份证号：612127197408098076

ID number: 612127197408098076

乙方：新增投资人，统称为“投资方”

Party B：Additional investors, collectively referred to as “Investor” or “Investors”

乙方一：皮卡德医疗有限公司

Party B I：Picard Medical, Inc.

乙方二：【滨州泰阁拾贝创业投资合伙企业（有限合伙）】

Party B II：Binzhou Taige Shibei Venture Capital LLC

统一社会信用代码：91371600MA7DRHLK2P

USCC: 91371600MA7DRHLK2P

（以上各投资方，公司合称为“各方”，单独称为“一方”，甲方二称为“甲方二” 或者“朱金虎”）

(Each of the above investors, collectively referred to by the Company as the “Parties” and individually as a “Party”, and Party A II referred to as “Party A II” or “Jinhu Zhu”)

鉴于：

Whereas：

一、皮卡德医疗有限公司 (注册地址：4 Palo Alto Square, Suite 200 Palo Alto, CA 94306, USA)是一家在美国合法成立存续的公司，计划在中国成立一家合资公司用以开展美国以外的全

人工心脏及其相关业务，该合资公司由中国出资人首先发起设立相关注册事宜，然后完成美国皮卡德医疗有限公司以及其他投资人投资；中国出资人已经成立了“新心医疗器械（北京）有限公司”（以下简称：新心医疗（北京）或公司），并办理了相关工商注册程序。

详细信息如下：【新心医疗器械（北京）有限公司】（“公司”）， 按照中国法律在【北京】设立的有限责任公司于 2022-07-20 成立，注册资本 200 万元人民币，统一社会信用代码为 91110111MABUP0YG84，企业地址位于【北京市房山区弘安路 87 号院 5 号楼 2 层 205 室。法定代表人：朱金虎

Picard Medical, Inc. (4 Palo Alto Square, Suite 200 Palo Alto, CA 94306, USA), a company legally incorporated and existing in the United States, plans to establish a joint venture in China to distribute a total artificial heart and conduct other related businesses outside the United States. The joint venture will be initiated by the Chinese funder who will then complete the investment by Picard Medical and other investors; the Chinese funder has already established “SynCardia Medical (Beijing), Inc” hereinafter referred to as: SynCardia (Beijing) Medical or the Company and gone through the relevant business registration process. Details are as follows: SynCardia Medical (Beijing), Inc (the “Company”), a limited liability company established in Beijing under the laws of the P.R. China, was incorporated on July 20, 2022 with a registered capital of RMB 2,000,000 The Company’s registered capital is RMB 2,000,000 and its unified social credit code is: 91110111MABUP0YG84, while corporate address is located at Room 205, 2nd Floor, Building 5, No. 87 Yuan, Hong’an Road, Fangshan District, Beijing. Legal representative: Jinhu Zhu

二、新心医疗器械（北京）有限公司注册：注册资本 4000 万元，皮卡德医疗出资 2000 万元人民币（等值美元，约合 285 万美元），占 60%股权; 中方出资方（具体为：除皮卡德医疗以外的出资方）出资 2000 万元，占股权的 40%。皮卡德医疗已与其控股股东授权，已与新心医疗器械（北京）有限公司签订独家经销商协议（“EDA”），以在某些地区（如 EDA 中所述）分销皮卡德医疗的产品。

皮卡德医疗将在履行本协议和独家经销商协议所预期交易的必要范围内，向新心医疗器械（北京）有限公司医疗许可与人工心脏相关的知识产权，商标权，专利技术和其他专有技术，使产品在许可地区有效销售和使用产品，并保留对新心医疗器械（北京）有限公司的权利。双方同意，只要新心医疗器械（北京）有限公司的投后估值低于 1 亿美元（约合人民币 7 亿元），皮卡德医疗将拥有反稀释权利（一直占有 60%股权）。

Registration of SynCardia(Beijing) Medical: Registered capital of RMB 40 million, with Picard Medical, Inc. contributing RMB 20 million (equivalent in US dollars, approximately US$2.85 million), representing 60% of the equity; Chinese contributors (specifically: contributors other than Picard Medical, Inc.) contributing RMB 20 million, representing 40% of the equity. Picard Medical, Inc. has entered into an exclusive distributor agreement (the “EDA”) with SynCardia (Beijing) Medical to distribute Picard Medical’s products in certain territories (as set forth in the EDA). Picard Medical will, to the extent necessary to fulfill the transactions contemplated by this Agreement and the EDA, license to SynCardia (Beijing) Medical certain intellectual property rights, trademark rights, and other rights, pursuant to a License Agreement to be entered into between Picard Medical and SynCardia (Beijing) Medical. The Parties hereto agree that Picard Medical shallretain certain anti-dilution rights (for so long as the post-investment valuation of SynCardia Medical (Beijing),Inc. is less than US$100 million (approximately RMB700 million).

三、该轮增资份额分配：

Allocation of share of the capital increase in the round：

在该次增资总额人民币 3800 万元中，各方增资额按如下分配：

Of the total amount of such capital increase (RMB38 million), the amount of capital increase by each party was allocated as follows。

皮卡德医疗有限公司以 285 万美元的现金以及在签订独家经销协议情况下，授予新心医疗器械 （北京）有限公司相应权利和其他有价值的对价，各方特此确认并认可其充分性。在完成增资后，皮卡德医疗将持有公司 60%的股权。

Picard Medical, Inc., in the amount of USD 2.85 million in cash, as well as the rights granted to SynCardia (Beijing) Medical under the EDA and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties hereto, resulting in Picard Medical holding 60 percent of the Company upon completion of the capital increase; provided, however, that Picard Medical will not contribute the USD 2.85 million in cash unless (and until) the closing of a transaction that results in Picard Medical being listed on a stock exchange (a “Listing Transaction”)；

朱金虎在本次增资金额为人民币500 万元，本次增资完成后将持有公司的股权由10%增至12%；

[Jinhu Zhu] The amount of this capital increase is RMB 5 million, and this capital increase will increase the shareholding of the company by 10 percent to 12percent；

滨州泰阁拾贝创业投资合伙企业（有限合伙）在本次增资金额为人民币 1300 万元，增资完成后将持有公司 26%的股权；

Binzhou Taige Shibei Venture Capital LLC with a capital increase amounting to RMB 13 million, which will hold 26 percent of the Company’s equity upon completion of the capital increase.

增资后，原股东（中投同和）投资的人民币 100 万在增资完成后将持有公司 2%的股权；朱金虎累计投资的人民币 600 万在增资完成后将持有公司 12%的股权。

After the capital increase, the original shareholder CICH will hold 2 percent of the Company’s equity after the completion of the capital increase with an investment of RMB 5 million [USD $1 million]; Jinhu Zhu will hold 12 percent of the Company’s equity after the completion of the capital increase with an accumulated investment of RMB 6 million.

四、皮卡德医疗有限公司在公司董事会中拥有两个席位，其中一个席位分配给中国投资者； 董事会主席为方云才，首席执行官为朱金虎。

经双方友好协商，投资方与公司就本次增资达成如下协议。

IV、Picard Medical, Inc. has two seats on the Board of Directors of the Company, and one seat is allocated to the Chinese investors; the Chairman of the Board is Yuncai Fang and the CEO is Jinhu Zhu.

After friendly negotiations between the two parties, the Investor and the Company reached the following agreement regarding the capital increase.

第一条 增资

Article I

Capital Increase

公司同意接受投资者的增资，并按照相关法律法规规定的法定程序进行增资。根据本协议约定的条款和条件，公司愿意接受投资者对公司的注册资本增加。 投资者同意根据本协议约定的条款和条件认购本公司新增注册资本人民币[ 4000]万元，其中人民币[ 3333.3334]万元计入本公司注册资本， 其余人民币【666.6666】（或美元）万元计入公司资本公积。 注：“[ ]”内的金额按出资时的汇率计算确定。(the exchange rate US$ / Yuan: 1USD=7.0175RMB)

The Company agrees to accept the capital increase from the Investor. The parties agree to carry out the capital increase in accordance with the statutory procedures stipulated in the relevant laws and regulations.

The Company is willing to accept the increase of the registered capital of the Company by the Investor in accordance with the terms and conditions agreed in this Agreement. The Investor agrees to subscribe for the additional registered capital of the Company in the amount of RMB 40 million in accordance with the terms and conditions agreed in this Agreement, of which RMB 33.333334 million shall be credited to the registered capital of the Company and the remaining RMB 6.666666 million shall be credited to the capital reserve of the Company. Note: The amount in “USD” is determined at the time of capital contribution based on the exchange rate (the exchange rate US$ / Yuan: 1USD=7.0175RMB)

双方确认，本次增资完成前后，公司各股东在注册资本中的出资额及在公司的持股比例发生如下变化。

The parties confirm that, before and after the completion of the capital increase, the amount of capital contribution in the registered capital and the proportion of shareholders’ interests in the Company by each shareholder of the Company have changed as follows.

增资前：Before the capital increase：

序号	股东姓名	持股比例	出资额（人民币万元）
1	中投同和（北京）投资基金管理股份有限公司	50%	100
2	朱金虎	50%	100
	合计	100%	200

No.	Name of shareholder	Shareholding Percentage	Amount of capital contribution (RMB Ten Thousand Yuan)
1	CICH(Beijing) Investment Fund Management Co.	50%	RMB100
2	Jinhu Zhu	50%	RMB100
	Total	100%	RMB200

增资后：After capital increase following the closing of a Listing Transaction：

序号	股东姓名	持股比例	注册资本（人民币万元/美元万元）	资本公积（人民币万元/美元万元）
1	中投同和（北京）投资基金管理股份有限公司	2%	人民币[66.6667]	人民币 [33.3333]
2	朱金虎	12%	人民币[400]	人民币[200]
3	皮卡德医疗有限公司	60%	美元[285]	美元[0]
4	滨州泰阁拾贝创业投资合伙企业（有限合伙）	26%	人民币 [867.6667]	人民币 [433.3333]
	合计	100%	人民币 [3334.3334]	人民币 [ 665.6666]

No.	Name of shareholder	Shareholding Percentage	registered capital (RMB Ten Thousand Yuan/US$ Ten Thousand)	capital reserve (RMB Ten Thousand Yuan/US$ Ten Thousand)
1	CICH(Beijing) Investment Fund Management Co.	2%	RMB[66.6667]	RMB[33.3333]
2	Jinhu Zhu	12%	RMB[400]	RMB[200]
3	Picard Medical, Inc.	60%	USD[285]	USD[0]
4	Binzhou Taige Shibei Venture Capital LLC	26%	RMB[867.6667]	RMB[433.3333]
	Total	100%	RMB[3334.3334]	RMB[665.6666]

注：美元金额按出资时的汇率[截至本协议签署日]确定。

Note: The amount in USD is determined at the time of capital contribution based on the exchange rate as of the date of this Agreement。(the exchange rate US$ / Yuan: 1USD=7.0175RMB)

第二条 增资的交割

Article II

Delivery of Capital Increase

2.1 交割。本协议所约定的“交割”是指投资方和公司根据本协议第六条所约定的作为增资交割的先决条件均已满足的情况下分别按照本协议第二条约定的顺序和要求，实际支付增资款、并交付相关文件的行为。

Settlement. Delivery” as defined in this Agreement means the actual payment of the Capital Increase Amount and the delivery of the relevant documents by the Investor and the Company respectively in accordance with the order and requirements set out in Article 2 of this Agreement, provided that the conditions precedent to the delivery of the Capital Increase have been satisfied as stipulated in Article 6 of this Agreement.

2.2 在本协议第五条所约定的先决条件均得以成就或满足后，公司应书面通知投资方并向投资方交付：

Upon the fulfillment or satisfaction of all of the conditions precedent set forth in Article V of this Agreement, the Company shall notify Investor in writing that：

2.2.1 本协议第五条规定的先决条件均已满足的相关证明文件；和

Relevant documents proving that all the conditions precedent specified in Article V of this Agreement have been fulfilled; and

2.2.2 公司向投资方发出的增资款的书面付款通知，其中应明确应支付的增资款数额、付款日期以及指定专用账户的具体信息。

A written notice of payment of the capital increase amount sent by the Company to the Investor, which shall specify the amount of the capital increase amount payable, the payment date and specific information of the designated special account。

2.2.3 在收到公司提供的全部交割证明文件后的十（10）个工作日内（以下简称“交割核查期”），投资方可审阅核查该等交割证明文件是否满足本协议第五条所约定的增资交割的先决条件的要求。如交割证明文件已满足全部先决条件，则投资方将书面通知公司，并于收到书面付款通知后十（10）个工作日内将增资款划入公司指定的账户（“交割日”）。

Within ten (10) business days after receipt of all the delivery documents provided by the Company (the “Delivery Verification Period”), the Investor may review and verify whether such delivery documents satisfy the requirements of the conditions precedent to the delivery of the Capital Increase as agreed in Article 5 of this Agreement. If all the conditions precedent have been met, the Investor will notify the Company in writing andWithin ten (10) business days after receipt of the written notice of payment, the capital increase will be transferred to the Company’s designated

The account specified (“Settlement Date”)。

2.3 公司应在交割日向投资方出具如下文件：

The Company shall issue the following documents to the Investor on the date of delivery:

2.3.1 公司出具的出资证明书。出资证明书应载明下列事项：公司名称、注册资本、股东名称、认缴的出资额、股权比例、出资额缴付日期、出资证明书出具日期。出资证明书由公司董事长签名并加盖公司印章。

Certificate of capital contribution issued by the Company. The capital contribution certificate should contain the following matters: the name of the Company, registered capital, the name of the shareholders, the amount of capital contribution, the proportion of equity, the date of payment of the capital contribution, the date of issuance of the capital contribution certificate. The capital contribution certificate shall be signed by the chairman of the Company and stamped with the Company seal, if applicable.

2.3.2 公司的股东名册。该股东名册经公司各股东签字并加盖公司印章后由董事会保存一份，并 向投资方各方提供 1 份。

The register of shareholders of the Company. The register of shareholders is signed by each shareholder of the Company and stamped with the Company seal, if applicable. A copy will be kept by the Board of Directors and one copy will be provided to each party to the investment。

2.3.3 内容如附件一所列明的经公司股东签字、盖章的公司章程修正案。

The content of the amendment to the Articles of Association signed and sealed by the shareholders of the Company as set forth in Annex I.

2.4 公司应于收到增资款后 30 个日内，就本次增资向工商登记部门提交变更手续，并向投资方提供工商登记文件复印件，在工商登记备案的公司章程中应当包含的内容在本协议附件一列明。

The Company shall, within 30 days after receiving the capital increase payment, submit the change procedures to the industry and commerce registration department for this capital increase and provide the Investor with copies of the industry and commerce registration documents, which shall be included in the articles of association filed in the industry and commerce registration as set out in Annex I to this Agreement。

2.5 自交割日起，投资方将根据《公司法》及本协议的约定，作为公司的股东享有股东应享有的相应权利。

From the date of delivery, the Investor will enjoy the corresponding rights as a shareholder of the Company in accordance with the Company Law and this Agreement。

2.6 上述增资实缴义务须在本协议签订之日起 10 日内履行完毕。（皮卡德医疗的现金出资将在皮卡德医疗被收购的交易交割后，在证券交易所上市完成。）

The aforementioned obligation to actually pay for the capital increase must be fulfilled within 10 days of the signing of this Agreement. (except for the cash contribution by Picard Medical, which will occur following the closing of a transaction that results in Picard Medical being listed on a stock exchange.)

第三条 投资方的陈述与保证

Article III

Representations and Warranties of the Investor

3.1 投资者的法律地位和能力。 投资者具有签订本协议的完整、独立的法律地位和法律行为能力。本协议的执行、交付和履行能够独立成为诉讼的依据。 本协议的签署及投资者在本协议项下义务的履行不违反任何相关法律、法规和政府命令，也不与其作为一方或其资产受约束的任何合同或协议相冲突。

Legal status and capacity of the Investor. The Investor has a full and independent legal status and legal capacity to enter into this Agreement. The execution, delivery and performance of this Agreement may be independently subject to litigation as a party. The execution of this Agreement and the performance of the Investor’s obligations here under will not violate any relevant laws, regulations and governmental orders and will not conflict with any contract or agreement to which it is a party or by which its assets are bound.

3.2 投资方签署本协议、履行本协议项下的一切义务以及完成本协议项下的交易等行为都已经获得充分必要的授权。本协议对投资方具有法律约束力。

The Investor has obtained sufficient necessary authorization for the execution of this Agreement, the performance of all obligations under this Agreement and the completion of the transactions under this Agreement. This Agreement shall be legally binding on the Investor.

第四条 公司的陈述与保证

Article IV

Representations and Warranties of the Company

4.1 资金的用途：Use of funds：

4.1.1 公司将根据中国法律法规完成进口产品的注册代理。 在中国提交注册文件和取得 NMPA证书前，公司将按照中国政府的监管要求缴纳注册费。

The Company will complete the registration agent for imported products according to the laws and regulations of China. Before submitting the registration documents and obtaining the NMPA certificate in China, the Company will pay the registration fee according to the regulatory requirements of the Chinese government.

4.1.2 市场拓展与销售以达成预计目标，参考文件：新心医疗器械（北京）有限公司与美国 SynCardia 公司签署《经销协议》

Market development and sales to meet projected targets, reference document: The EDA between SynCardia and SynCardia Medical (Beijing),Inc.

4.1.3 新一代人工心脏产品与美国同步研发，并启动中国境内 NMPA 申请。公司将根据自己使用状况以及公司业务实际发展状况，适时展开下一轮融资。

A new generation of artificial heart products is being developed in parallel with the US and a domestic NMPA application has been initiated. The Company will commence the next round of financing in due course, depending on its own usage status and the actual development of the Company’s business.

4.2 公司的法律地位与能力。公司具有完全、独立的法律地位和法律能力签署、交付并履行本协议，可以独立地作为一方诉讼主体。公司签署本协议并履行本协议项下的义务不会违反任何有关法律、法规以及政府命令，亦不会与以其为一方或者对其资产有约束力的合同或者协议产生冲突。

Legal Status and Capacity of the Company. The Company has full and independent legal standing and legal capacity to enter into, deliver and perform this Agreement and to act independently as a party to the subject matter of the Proceedings. The execution by the Company of this Agreement and the performance by the Company of its obligations hereunder will not violate any relevant laws, regulations and governmental orders and will not conflict with any contract or agreement to which it is a party or by which it is bound by its assets。

4.3 公司签署本协议、履行本协议项下的一切义务以及完成本协议项下的交易等行为都已经获得充分必要的授权。本协议对公司具有法律约束力。

The Company has obtained sufficient necessary authorisation to enter into this Agreement, to perform all its obligations under this Agreement and to complete the transactions under this Agreement. This Agreement shall be legally binding on the Company。

第五条 反稀释条款

Article V

Anti-Dilution Provisions

鉴于 Picard Medical 将在履行本协议和 EDA 规定的交易所需的范围内，许可 SynCardia（北京）Picard Medical 的相关知识产权、商标权和其他权利，皮卡德医疗还与公司签订了独家经销协议，根据该协议相关内容，公司将作为皮卡德医疗在该地区（如 EDA 中所述）的独家经销商。作为交换，皮卡德医疗在本协议预期的新一轮投资后拥有反稀释权，直到公司价值超过 1亿美元（约合人民币 7 亿元），前提是公司能够根据 Picard Medical 批准的员工持股计划（ESOP）将公司股份分配给员工。在公司估值超过 1 亿美元之前，根据员工持股计划可分配的公司股份

数量最多不得超过本协议所设想的投资轮结束后公司已发行股份总数的 10%。注：“投资前估值”仅指公司在投资者再融资情况下的投资前价格。为避免疑义，Picard Medical 持有的反稀释权不需要 Picard Medical 采取任何行动，如果向其他投资者发售新股，Picard Medical 将自动发行额外股份，从而使 Picard Medical 的所有权 在考虑 ESOP 时，在完全稀释的基础上，公司的百分比在公司估值超过 1 亿美元之前不得低于 60%。

Whereas Picard Medical will, to the extent necessary to fulfill the transactions contemplated by this Agreement and the EDA, license to SynCardia (Beijing) Medical certain intellectual property rights, trademark rights, and other rights, pursuant to a License Agreement to be entered into between Picard Medical and SynCardia (Beijing) Medical. Picard Medical has also entered into the EDA with the Company, under which the Company will serve as the exclusive distributor for Picard Medical in the territory (as set forth in the EDA). In exchange, Picard Medical has anti-dilution rights after the investment round contemplated by this Agreement until the value of the Companyexceeds USD $100 million (approximately RMB700 million); provided, that the Company shall be able to allocate shares of the Company to employees under anEmployee Stock Ownership Plan (ESOP) which has been approved by Picard Medical. The maximum number of shares of the Company that may be allocated under the ESOP before the valuation of the Company exceeds US$100 million may not not exceed 10% of the total outstanding shares of the Company after the investment round contemplated by this Agreement. Note: ‘‘Pre-investment valuation’’ refers exclusively to the pre-investment price of the Company in the event of a refinancing by investors]。For the avoidance of doubt, the anti-dilution right held by Picard Medical shall require no action on the part of Picard Medical and Picard Medical shall be automatically issued additional shares in the event that new shares are offered to other investors so that Picard Medical’s ownership percentage of the Company, on a fully diluted basis when considering the ESOP, shall not fall below 60% before the valuation of the Company exceeds USD $100 million.

第六条 优先买断条款

Article VI

First Buyout Clause

如果除乙方一外其他任何投资者不坚持本协议和 EDA 项下的业务，乙方一有权优先买断他们的股份，买断的价格不低于本次增资的价格或者任何第三方出价二者孰高。

If any other investor except Party B does not adhere to the business under this Agreement and EDA, Party B shall have the right to buy out their shares and the buyout price shall not be lower than the price of the capital increase or the higher of any third party bidder.

第七条 交割的先决条件

Article VII

Conditions precedent to delivery

除非投资方作出书面豁免，投资方支付增资款的义务取决于下列交割先决条件的完成：

Unless waived in writing by the Investor, the Investor’s obligation to pay the capital increase is subject to the completion of the following conditions precedent to delivery：

7.1 公司就本次投资已做出了所有的公司行动，包括但不限于通过批准本次投资的股东会决议；

the Company has taken all corporate actions in relation to this investment, including but not limited to the passing of a resolution at a shareholders’ meeting approving this investment.

7.2 从本协议签署之日(包括签署日)至增资交割日，公司在本协议项下所作的陈述与保证持续保持是完全真实、完整、准确的，并且履行了本协议项下的承诺， 没有任何违反本协议的行为；

the representations and warranties made by the Company under this Agreement from the date of this Agreement (including the date of signing) to the date of settlement of the Capital Increase have continued to be fully true, complete and accurate and have been fulfilled without any breach of the undertakings under this Agreement.

7.3 公司股东已签署放弃本次增资优先认购权的书面决议文件。

The shareholders of the Company have signed a written resolution to waive their pre-emptive rights to subscribe for this capital increase.

第八条 保密和排他性

Article VIII

Confidentiality and exclusivity

本协议各方应对本协议的条款和拟议的交易文件以及基于本次投资获得的与另一方业务和事务有关的机密信息（“机密信息”）保密，不得使用 其披露给任何第三方，除非是为了促进本协议的目的。 尽管有上述规定，各方仍可出于本协议的目的向其员工、董事、高级职员、顾问、代理人或其他相关人员和/或实体披露此类信息，前提是该方应采取一切合理措施确保任何此类信息 人知道此类信息的机密性，并同意履行本协议项下的此类保密义务。

The parties to this Agreement shall keep confidential the terms of the this Agreement and the Transaction Documents contemplated hereby and confidential information relating to the business and affairs of the other parties obtained on the basis of this investment (“Confidential Information”) and shall not use it or disclose it to any third party except in furtherance of the purposes of this Agreement. Notwithstanding the foregoing, each party may disclose such information to its employees, directors, officers, consultants, agents or other related persons and/or entities for the purposes of this Agreement, provided that such party shall take all reasonable steps to ensure that any such person is aware of the confidentiality of such information and agrees to perform such confidentiality obligations under this Agreement.

本条款项下的保密义务不适用下述信息：

The obligations of confidentiality under this paragraph do not apply to information that：

8.1 已为公众所知悉的信息（除非是通过违反本条的保密义务而为公众所知的信息）。

information already known to the public (unless it is information that has become known to the public through a breach of the duty of confidentiality in this Article).

8.2 信息接受方在信息披露方透露前已从合法渠道知悉的信息。

information that was known to the recipient of the information from lawful sources prior to its disclosure by the disclosing party.

8.3.信息接受方独立开发的信息。

information independently developed by the recipient of the information.

8.4 信息接受方从不承担保密义务的第三方知悉或获得的信息；以及信息披露方已书面同意信息接受方披露的信息。

information which the recipient of the information knows or has obtained from third parties who are not under a duty of confidentiality; and information which the disclosing party has consented in writing to the disclosure by the recipient of the information.

第九条 协议的补充、修改、变更和解除

Article IX

Supplements, amendments, modifications and cancellation of the agreement

9.1 本协议签署后，经各方协商一致，可以达成补充协议，制成书面文件，经协议各方签署后生效。

After the signing of this Agreement, supplementary agreements may be agreed upon by consensus between the parties and made into a written document which shall enter into force upon signature by the parties to the Agreement.

9.2 经本协议各方协商一致，可以对本协议进行修改或变更。任何修改或变更必须制成书面文件，经本协议各方签署后生效。

This Agreement may be amended or modified by mutual agreement of the parties hereto. Any amendment or variation must be in writing and be signed by all parties to this Agreement.

9.3 解除。本协议可通过下列方式解除：

Rescission. This Agreement may be terminated by:

9.3.1 本协议各方共同以书面协议解除并确定解除生效时间；

the parties to this Agreement may mutually agree in writing to rescind and fix the time at which the rescission shall take effect.

9.3.2 下列情形发生时，一方应尽力通过友好协商与另一方解决争议。如三十(30) 日内不能通过协商解决争议，一方可于解除生效日前至少十个工作日以书面形式通知另一方解除本协议，并于通知中载明解除生效日期：

A Party shall endeavour to resolve a dispute with the other Party by amicable negotiation in the following circumstances. If the dispute cannot be settled by negotiation within thirty (30) days, a Party may terminate this Agreement by giving at least ten (10) working days’ notice in writing to the other Party before the effective date of termination, stating in the notice the effective date of termination.

另一方的陈述或保证在作出时或在增资交割日是不真实的或有重大遗漏；

另一方未按本协议的规定履行本协议项下的约定、承诺、义务，并经对方发出书面催告后十天内未采取有效的补救措施。

representations or warranties of the other party are untrue or materially omitted at the time they are made or at the date of delivery of the capital increase；

The other party fails to perform its covenants, undertakings or obligations under this Agreement in accordance with the provisions of this Agreement and fails to take effective remedial action within ten days after a written reminder is sent by the other party.

9.4 解除的效力

Effect of discharge

当本协议依上述之 8.3 条任何一款解除后，本协议即无效力；

This Agreement shall cease to be effective upon the termination of this Agreement in accordance with any of the provisions of Clause 8.3 above;

9.4.1 本协议终止后，本协议各方应以公平、合理、诚实的方式返还对方在本协议项下收到的对价，并尽可能恢复到本协议签署时的状态; 投资者还应协助公司办理恢复本协议签署时状态所需的相关手续，包括但不限于到工商局办理变更登记；

Upon the termination of the Agreement, each party to this Agreement shall use their best efforts to return each party’s investment to the extent reasonably practicable; the Investor shall also assist the Company in the relevant procedures required to restore the status as at the time of signing this Agreement, including but not limited to registering the changes with the Industrial and Commercial Bureau;

9.4.2 本协议解除后，本协议各方在本协议项下的所有权利和义务即时终止。

Upon the termination of this Agreement, all rights and obligations of the parties hereto under this Agreement shall cease immediately.

第十条 违约责任

Article X

Liability for breach of contract

10.1 本协议任何一方违反、或拒不履行其在本协议中的陈述、保证、义务或责任， 即构成违约行为。

Any breach or refusal by either party to this Agreement to perform its representations, warranties, obligations or liabilities under this Agreement shall constitute a breach.

10.2 除本协议特别约定，任何一方违反本协议，致使其他方承担任何费用、责任或蒙受任何损失，违约方应就上述任何费用、责任或损失(包括但不限于因违约而支付或损失的利息以及律师费)赔偿守约方。违约方向守约方支付的补偿金总额应当与因该违约行为产生的损失相同，上述补偿包括守约方因履约而应当获得的利益，但该补偿不得超过协议各方的合理预期。

Except as specifically agreed herein, if either party breaches this Agreement and causes the other party to incur any expense, liability or suffer any loss, the breaching party shall indemnify the defaulting party for any such expense, liability or loss (including, without limitation, interest paid or lost as a result of the breach and attorneys’ fees). The total amount of compensation payable by the breaching party to the defending party shall be the same as the loss incurred as a result of such breach, and said compensation shall include the benefits to be received by the defending party as a result of performance, provided that such compensation shall not exceed the reasonable expectations of the parties to the agreement.

第十一条 不可抗力

Article XI

Force Majeure

11.1 任何一方由于不可抗力且自身无过错造成部分不能或者全部不能履行本协议项下的义务将不视为违约，但应在条件允许的情况下采取一切必要的补偿措施，以减少因不可抗力造成的损失。

The partial or total failure of either party to perform its obligations under this Agreement due to force majeure and through no fault of its own shall not be considered a breach of contract, but all necessary compensatory measures shall be taken to mitigate the damage caused by force majeure as far as conditions permit.

11.2 遇有不可抗力的一方，应在事件发生之日起三（3）个工作日内，将事件的发生情况以书面形式通知其他方，并应在事件发生后十五（15）个工作日内，       向其他方提供不可抗力的详情，以及不能履行、或者部分不能履行、或者需要延期履行理由的有效证明，该证明文件应由不可抗力发生地的公证机构出具。按其对本协议的影响程度，本协议各方协商决定是否解除本协议、或者部分免除履行本协议、或者延期履行本协议。如果自不可抗力或情势变迁发生之日起六十（60） 日内不能协商一致，遇有不可抗力或情势变迁的一方有权终止本协议，由此给本协议其他方造成的损失，任何一方不承担赔偿责任。

The party experiencing force majeure shall, within three (3) working days of the date of the event, notify the other party in writing of the occurrence of the event and shall, within fifteen (15) working days of the occurrence of the event, provide the other party with details of the force majeure and valid proof of the impossibility of performance, or partial impossibility of performance, or of the reasons for the need for extension of performance, which shall be issued by a notary public in the place where the force majeure issued by a notary public in the place where the force majeure occurred. In accordance with the extent of its effect on this Agreement, the parties shall decide by mutual agreement whether to terminate this Agreement, or to partially waive its performance, or to extend its performance. If no consensus can be reached within sixty (60) days from the date of the force majeure or change of circumstances, the party experiencing the force majeure or change of circumstances shall be entitled to terminate this Agreement and neither party shall be liable for any damage caused to the other parties to this Agreement.

11.3 不可抗力指不能预见、不能避免并不能克服的客观情况，其中包括由于地震、台风、水灾、火灾、战争以及其它不能预见并且对其发生和后果不能防止或避免的不可抗力事件出现或任何法律、法规和规章的变更、或新的法律、法规和规章的颁布、或任何政府行为致使直接影响本协议的履行或者不能按约定的条件履行。

Force majeure means an objective circumstance that cannot be foreseen, avoided and overcome, including the occurrence of force majeure due to earthquakes, typhoons, floods, fires, wars and other unforeseen events whose occurrence and consequences cannot be prevented the occurrence of force majeure events or changes to any laws, rules and regulations, or the promulgation of new laws, rules and regulations, or any governmental act which directly affects the performance of this Agreement or the failure to perform on the agreed terms.

第十二条 法律适用和争议解决

Article XII

Application of Law and Dispute Resolution

12.1 本协议的订立、效力、解释、履行和争议的解决应受中国法律的管辖， 并依其解释。

The conclusion, validity, interpretation, performance and settlement of disputes under this Agreement shall be governed by and construed in accordance with the laws of the PRC.

12.2 凡因执行本协议所发生的或与本协议有关的一切争议，各方应通过友好协商解决。若任何争议无法在争议发生后十五（15）天内通过协商解决，则任何       一方有权将该争议提交公司所在地有管辖权法院进行诉讼。

All disputes arising out of or in connection with the execution of this Agreement shall be settled by the parties through amicable negotiation. If any dispute cannot be settled by negotiation within fifteen (15) days of its occurrence, then either party shall have the right to submit such dispute to a court of competent jurisdiction in the place where the Company is located for litigation.

12.3 诉讼期间，各方继续拥有各自在本协议项下的其它权利并应继续履行其在本协议下的相应义务。

During the proceedings, the parties shall continue to have their respective other rights under this Agreement and shall continue to perform their respective obligations under this Agreement.

第十三条 附则

Article

XIII By-Laws

13.1 任何与本协议有关的由一方发送给其他方的通知或其他通讯往来(“通知”) 应当采用书面形式(包括传真、电子邮件)。

Any notice or other communication from one party to the other in connection with this Agreement (“Notice”) shall be in writing (including facsimile, E-mail).

13.2 如果本协议及其附件中的任何条款由于对其适用的法律而无效或不可强制执行，则该条款应当视为自始不存在而不影响本协议其他条款的有效性，本协议各方应当在合法的范围内协商确定新的条款，以保证最大限度地实现原有条款的意图。

If any provision of this Agreement and its Annexes is invalid or unenforceable by reason of the law applicable to it, that provision shall be deemed to cease to exist ab initio without affecting the validity of the other provisions of this Agreement and the parties hereto shall negotiate new provisions to the extent lawful to ensure that the intent of the original provision is fulfilled to the maximum extent possible.

13.3 本协议自各方法定代表人或授权代表签字、公司盖章后生效。

This Agreement shall come into effect upon signature by the legal representatives or authorised representatives of the parties and the seal of the Company.

13.4 本协议正本一式八份，投资方各持有一份，公司持有二份，报工商部门登记备案一份，各份具有同等法律效力。

The original of this Agreement shall be in eight copies, one for each investor and two for the Company, and one for registration with the industry and commerce department, each of which shall have the same legal effect.

（本页以下无正文）

(No text below this page)

本页无正文，为增资协议签署页

This page has no text and is the signature page of the Capital Increase Agreement

此证，本协议的各方已促使其正式授权的代表于文首所载的日期签订本协议，以昭信守。

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date set forth at the beginning hereof.

甲方一（盖章）：中投同和（北京）投资基金管理股份有限公司授权代表签字：

Party A I (seal): CICH (Beijing) Investment Fund Management Company Limited

Authorized Representative Signature:

甲方二：朱金虎

签字：

Party A II: Jinhu ZHU

Signature:	/s/ Jinhu ZHU

乙方一（盖章）：皮卡德医疗有限公司

授权代表签字：

Party B I (seal)：Picard Medical, Inc.

Signature of authorised representative：

乙方二：滨州泰阁拾贝创业投资合伙企业（有限合伙）

Party B II：Binzhou Taige Shibei Venture Capital LLC

执行事务合伙人代表签字：

Signed on behalf of the Managing Partner：

2023 年 7 月 2 日

July 2, 2023

附件一：《公司章程修正案》

Attachment I: Amendments to the Articles of Association

附件二：《授权书》“知识产权、商标使用权、专利/专有技术、产品加工等” 备查文件：

Attachment II: Letter of Authorization “Intellectual Property Rights, Trademark Rights,

Patents/Proprietary Technology, Product Processing, etc.” Docket：

一、《注册服务协议》

Regulatory Affairs Service Agreement

二、《独家经销商协议 》

Exclusive Distributor Agreement